EXHIBIT 10.5
STEEL PARTNERS HOLDINGS L.P.
Second Amended & Restated 2018 Incentive Award Plan
Article 1
Establishment and Purpose
1.1    Establishment and Purpose of the Plan. The Steel Partners Holdings L.P. Second Amended & Restated 2018 Incentive Plan (the “Plan”) has been adopted by Steel Partners Holdings GP Inc., a Delaware corporation (the “General Partner”), the general partner of Steel Partners Holdings, L.P., a Delaware limited partnership (the “Partnership”). The purpose of the Plan is to promote the interests of the General Partner, the Partnership and its unitholders by strengthening its ability to attract, retain and motivate qualified individuals to serve as Directors, Employees and Consultants (each as defined below).
1.2    Effective Date of the Plan. The Plan is effective as of the date the Plan is approved by the Partnership’s unitholders (the “Effective Date”). The Plan will be deemed to be approved by the unitholders if it receives the affirmative vote of the holders of a majority of the units of the Partnership present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Partnership’s Eighth Amended and Restated Agreement of Limited Partnership, as amended from time to time (the “Partnership Agreement”).
1.3    Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.
Article 2
Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:
(a)    “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question, including any subsidiary. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. As used herein, the term “subsidiary” means any corporation, partnership, venture or other entity in which the Partnership holds, directly or indirectly, a fifty percent (50%) or greater ownership interest.
(b)    “ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or any successor accounting standard.
(c)    “Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Units are listed, quoted or traded.
(d)    “Award” means, individually or collectively, an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Substitute Award, Performance Award, or Other Unit Based Award granted under the Plan and includes, as appropriate, any tandem DERs granted with respect to an Award (other than a Restricted Unit or Unit Award).
(e)    “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in any electronic medium, may be limited to a notation on the books and records of the Partnership and, with the approval of the Committee, need not be signed by a representative of the Partnership or a Participant. In the event of any inconsistency between the Plan and an Award Agreement, the terms of the Plan shall govern.
(f)    “Board” or “Board of Directors” means the Board of Directors of the General Partner.
(g)    “Cause” means a Participant’s (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Partnership or its Affiliates public disgrace or disrepute, or materially and adversely affects the Partnership’s or its Affiliates’ operations or financial performance or the relationship the Partnership has with its customers, (ii) gross negligence or willful misconduct with respect to the Partnership or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of his or her employment or other service; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; (iv) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Partnership or its Affiliates (other than due to a Disability), which refusal, if curable, is not cured within fifteen (15) days after delivery of written notice thereof; (v) material breach of any agreement with or duty owed to the Partnership or any of its Affiliates, which breach, if curable, is not cured within fifteen (15) days after the delivery of written notice thereof; or (vi) any breach of any obligation or duty to the Partnership or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Partnership (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.
(h)    “Change in Control” shall be deemed to have occurred if
(i)    any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Partnership or any of its Affiliates, (B) any trustee or other fiduciary holding securities under any employee benefit plan of the Partnership or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by the unitholders of the Partnership in substantially the same proportions as their ownership of Units) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of fifty percent (50%) or more of the total voting power of the then outstanding voting securities of the General Partner or the Partnership; or
(ii)    the General Partner or an Affiliate of the General Partner or an Affiliate of the Partnership ceases to be the general partner of the Partnership; or
(iii)    during any period of two (2) consecutive years, individuals who, at the beginning of such period, constitute the Board of Directors of the General Partner and any new Director whose election by the Board of Directors or nomination for election by the General Partner’s stockholders was approved by a vote of a majority of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(iv)    the consummation of a merger or consolidation of the Partnership with any other company, other than a merger or consolidation which would result in the voting securities of the Partnership outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Partnership or such surviving entity outstanding immediately after such merger or consolidation; or
(v)    the consummation of a plan of complete liquidation of the General Partner or the Partnership or the sale or disposition by the General Partner or the Partnership of all or substantially all the Partnership’s assets; or
(vi)    any other event specified as a “Change in Control” in an applicable Award Agreement.
    Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii), (iv), (v) or (vi) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
(i)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.
(j)    “Committee” means the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan.
(k)    “Consultant” means an individual (who is not an Employee) who renders consulting or advisory services to the General Partner, the Partnership or any of their respective Affiliates.
(l)    “Director” means an individual who is a member of the Board or the board of directors of an Affiliate of the General Partner or the Partnership who is not an Employee or Consultant (other than in that individual’s capacity as a Director).
(m)    “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, absence of an Employee from work under the relevant long term disability plan of the General Partner, Partnership or an Affiliate thereof; provided, however, that for accelerated vesting upon the occurrence of a disability, the Participant must be described in Section 22(e)(3) of the Code. Notwithstanding the foregoing, for Awards subject to Section 409A of the Code, Disability shall mean that a Participant is considered “disabled” under Section 409A(a)(2)(C)(i) or (ii) of the Code.
(n)    “Distribution Equivalent Right” or “DER” means a contingent right, granted alone or in tandem with a specific Award, to receive with respect to each Unit subject to the Award an amount in cash, Units and/or Phantom Units, as determined by the Committee in its sole discretion, equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.
(o)    “Effective Date” has the meaning set forth in Section 1.2.
(p)    “Employee” means any employee of the Partnership, the General Partner or any of their Affiliates.
(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
(r)    “Executive Chairman” means the then-current executive chairman of the General Partner.
(s)    “Exercise Price” means the price at which a Unit may be purchased by a Participant pursuant to an Option or UAR, as determined by the Committee.
(t)    “Fair Market Value” or “FMV” means, as of any date, the value of Units determined as follows:
(i)    If the Units are listed on one or more established stock exchanges or national market systems, the Fair Market Value shall be the closing sales price for such Units (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Units are listed on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the immediately preceding trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii)    If the Units are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the Fair Market Value shall be the closing sales price for such Units as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a Unit shall be the mean between the high bid and low asked prices for the Units on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)    In the absence of an established market for the Units of the type described in (a) and (b), above, the Fair Market Value thereof shall be determined by the Committee in good faith using any reasonable method of valuation, which method may be set forth with greater specificity in the Award Agreement, (and, to the extent necessary or advisable, in a manner consistent with Section 409A of the Code and Treas. Reg. Section 1.409A-1(b)(5)(iv)(B)), which determination shall be conclusive and binding on all interested parties. Such reasonable method may be determined by reference to (i) the placing price of the latest private placement of the Units and the development of the Partnership’s business operations and the general economic and market conditions since such latest private placement; (ii) other third party transactions involving the Units and the development of the Partnership’s business operation and the general economic and market conditions since such sale; (iii) an independent valuation of the Units (by a qualified valuation expert); or (iv) such other methodologies or information as the Committee determines to be indicative of Fair Market Value.
(u)    “General Partner” has the meaning set forth in Section 1.1.
(v)    “Good Reason” means in connection with a Termination of Employment by a Participant within two (2) years following a Change in Control, (a) a material adverse alteration in the Participant’s position or in the nature or status of the Participant’s responsibilities from those in effect immediately prior to the Change in Control, or (b) any material reduction in the Participant’s base salary rate or target annual bonus, in each case as in effect immediately prior to the Change in Control, or (c) the relocation of the Participant’s principal place of employment to a location that is more than fifty (50) miles from the location where the Participant was principally employed at the time of the Change in Control or materially increases the time of the Participant’s commute as compared to the Participant’s commute at the time of the Change in Control (except for required travel on the Partnership’s, General Partner’s, or their Affiliate’s business to an extent substantially consistent with the Participant’s customary business travel obligations in the ordinary course of business prior to the Change in Control).
    In order to invoke a Termination of Employment for Good Reason, a Participant must provide written notice to the Partnership, General Partner, Affiliate thereof, or the employer with respect to which the Participant is employed or providing services of the existence of one or more of the conditions constituting Good Reason within ninety (90) days following the Participant’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason, and the Partnership, General Partner, or Affiliate, as applicable, shall have thirty (30) days following receipt of such written notice (the “Cure Period”) during which it may remedy the condition. In the event that the Partnership, General Partner, Affiliate, or the Employer fails to remedy the condition constituting Good Reason during the applicable Cure Period, the Participant’s “separation from service” (within the meaning of Section 409A of the Code) must occur, if at all, within two (2) years following the event giving rise to Good Reason in order for such termination as a result of such condition to constitute a Termination of Employment for Good Reason.
(w)    “Insider” means an Employee who is, on the relevant date, an officer, director, or ten percent (10%) beneficial owner of the Partnership, as those terms are defined under Section 16 of the Exchange Act.
(x)    “Option” means an option to purchase Units granted under the Plan.
(y)    “Other Unit-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted pursuant to Article 8.
(z)    “Participant” means a current or former Employee, Consultant, or Director who, in any such case, holds an outstanding Award granted under the Plan.
(aa)    “Partnership Agreement” has the meaning set forth in Section 1.2.
(bb)    “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.
(cc)    “Performance Award” means a right granted to a Participant pursuant to Article 8 to receive an Award based upon performance criteria specified by the Committee.
(dd)    “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity (including any “person” or “group” (as those terms are used in Section 13(d) or 14(d) of the Exchange Act)).
(ee)    “Phantom Unit” means a notional interest granted under the Plan which upon vesting entitles the Participant to receive, at the time of settlement, a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its sole discretion.
(ff)    “Plan” has the meaning set forth in Article 1.

(gg)    “Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3) of the Exchange Act or any successor rule or regulation thereto as in effect from time to time.
(hh)    “Restriction Period” means the period when Restricted Units are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 7.
(ii)    “Restricted Unit” means an Award granted pursuant to Section 7.10 as to which the Restriction Period has not lapsed.
(jj)     “SEC” means the Security and Exchange Commission, or any successor thereto.
(kk)    “Substitute Award” means an award granted pursuant to Article 8 of the Plan.
(ll)    “Termination of Employment” or a similar reference means the event where the Employee is no longer an Employee of the Partnership, the General Partner or of any Affiliate thereof, including but not limited to where the employing company ceases to be an Affiliate. With respect to any Participant who is not an Employee, “Termination of Employment” shall mean cessation of the performance of services. With respect to any Award that provides “non-qualified deferred compensation” within the meaning of Section 409A of the Code, “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code.
(mm)    “Treasury Regulation” or “Treas. Reg.” means any regulation promulgated under the Code, as such regulation may be amended from to time.
(nn)     “Unit” or “Units” means a common unit or common units of the Partnership.
(oo)    “Unit Appreciation Right” or “UAR” means a right granted pursuant to Article 6 to receive a payment equal to the excess of the Fair Market Value of a specified number of Units on the date the UAR is exercised over the Fair Market Value on the date the UAR was granted as set forth in the applicable Award Agreement.
(pp)    “Unit Award” means a grant of a Unit that is not subject to a Restricted Period.
(qq)    “Unit Distribution Right” or “UDR” means an distribution made by the Partnership with respect to a Restricted Unit.
(rr)    “Withholding Taxes” has the meaning set forth in Section 13.1.
Article 3
Administration
3.1    The Committee. The Plan shall be administered by the Committee. The Committee shall consist solely of two or more individuals, each of whom qualifies as (a) a “non-employee director” within the meaning of Rule 16b-3(b)(3) of the Exchange Act or any successor rule or regulation thereto as in effect from time to time, and (b) an “independent director” under the listing requirements of the NYSE, or any similar rule or listing requirement that may be applicable to the Partnership from time to time.

3.2    Authority of the Committee. The Committee shall have complete control over the administration of the Plan and shall have the authority in its sole discretion to (a) exercise all of the powers granted to it under the Plan, (b) construe, interpret and implement the Plan, grant terms and grant notices, and all Award Agreements, (c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) make all determinations necessary or advisable in administering the Plan, (e) correct any defect, supply any omission and reconcile any inconsistency in the Plan, (f) amend the Plan to reflect changes in applicable law (whether or not the rights of the holder of any Award are adversely affected, unless otherwise provided by the Committee), (g) grant Awards and determine who shall receive Awards, when such Awards shall be granted and the terms and conditions of such Awards, including, but not limited to, conditioning the exercise, vesting, payout or other term of condition of an Award on the achievement of performance criteria, (h) unless otherwise provided by the Committee, amend any outstanding Award in any respect, not materially adverse to the Participant, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any Units acquired pursuant to such Award shall be Restricted Units, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award), (2) accelerate the time or times at which Units are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Units delivered pursuant to such Award shall be Restricted Units, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award), or (3) waive or amend any goals, restrictions or conditions applicable to such Award, or impose new goals, restrictions and (i) determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Units, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Participant’s Award), (B) exercised or (C) canceled, forfeited or suspended, (2) Units, other securities, cash, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant or of the Committee, or (3) Awards may be settled by the Partnership or Affiliates or any of its designees.
3.3    Committee Decisions Final. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Partnership, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions shall be final and binding upon the Participants, the Partnership, and all other interested persons, including but not limited to the Partnership, its unitholders, Employees, Participants, and their estates and beneficiaries.
3.4    Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or the Executive Chairman the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 3; provided, however, that in no event shall the Executive Chairman be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Partnership (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under the Partnership Agreement, the General Partner’s Certificate of Incorporation, Bylaws and Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the Partnership Agreement and the General Partner’s Certificate of Incorporation and Bylaws, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 3.4 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.
3.5    Indemnification. To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Partnership and the General Partner from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Partnership and the General Partner an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Partnership Agreement and the General Partner’s Certificate of Incorporation and Bylaws, as a matter of law, or otherwise, or any power that the Partnership may have to indemnify them or hold them harmless.
3.6    Exemptions from Section 16(b) Liability. It is the intent of the General Partner that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 of the Exchange Act or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 of the Exchange Act or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended or inoperative to the extent necessary to conform to the applicable requirements of Rule 16b-3 of the Exchange Act so that such Participant shall avoid liability under

Section 16(b) of the Exchange Act (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3 of the Exchange Act).
Article 4
Units Subject to the Plan
4.1    Number of Units. Subject to adjustment as provided in Sections 4.2 and 4.3, the aggregate number of Units which may be issued or transferred pursuant to Awards under the Plan shall be two million (2,000,000) Units. Units issued pursuant to the Plan may consist, in whole or in part, of newly issued Units, Units in the open market, Units acquired from the Partnership, General Partner, any of their Affiliates, or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.
4.2    Unit Accounting. Without limiting the discretion of the Committee under this section, the following rules will apply for purposes of the determination of the number of Units available for grant under the Plan or compliance with the foregoing limits:
(a)    If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if Units acquired pursuant to an Award subject to forfeiture are forfeited under the terms of the Plan or the relevant Award, the Units allocable to the terminated portion of such Award or such forfeited Units shall again be available for issuance under the Plan.
(b)    Units shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash, other than an Option.
(c)    If the exercise price of an Option is paid by tender to the Partnership, or attestation to the ownership, of Units owned by the Participant, or an Option is settled without the payment of the exercise price, or the payment of taxes with respect to any Award is settled by a net exercise, the number of Units available for issuance under the Plan shall be reduced by the gross number of Units for which the Option is exercised or the other Award has vested or been delivered.
4.3    Anti-Dilution Adjustments.
(a)    Equity Restructuring. With respect to any “equity restructuring” event (within the meaning of ASC Topic 718) that could result in an additional compensation expense to the Company or the Partnership or any of their Affiliates pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event. With respect to any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event.
(b)    Other Changes in Capitalization. In the event of any non-cash distribution, Unit split, combination or exchange of Units, merger, consolidation or distribution (other than normal cash distributions) of Partnership assets to unitholders, or any other change affecting the Units of the Partnership, other than an “equity restructuring,” the Committee may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of Units that may be issued under the Plan; (ii) the number and kind of Units (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per Unit for any outstanding Awards under the Plan. The Committee may make adjustments in the terms and conditions of, and the criteria included in Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section 4.3) affecting the Partnership or the financial statements of the Partnership or of changes in Applicable Laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Adjustments under this Section 4.3 shall be consistent with Section 409A of the Code, to the extent applicable, and adjustments pursuant to the determination of the Committee shall be conclusive and binding on all Participants under the Plan (and all other Persons).
4.4    Limitation on Number of Units Granted to Directors. Notwithstanding any provision in the Plan to the contrary, the sum of the grant date fair value of equity-based Awards and the amount of any cash-based Awards granted to a Director during any calendar year shall not exceed five hundred thousand dollars ($500,000).
Article 5
Eligibility and Participation
5.1    General. Persons eligible to be designated as Participants in this Plan include Employees, Consultants and Directors, as determined by the Committee; provided, that an Employee, Consultant or Director must be an “employee” (within the meaning of General Instruction A.1(a) to Form S-8) of the Partnership or a parent or subsidiary of the Partnership to be eligible to receive such an Award if such individual will be granted an Award that shall, or may, be settled in Units.
5.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award. In making this determination, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by a Participant or the Participant’s relationship to the Partnership, the Participant’s degree of responsibility for and contribution to the growth and success of the Partnership, the General Partnership or any Affiliate, and the Participant’s length of service. No Employee, Consultant or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
5.3    Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the Unit limitations contained in Section 4.1 of the Plan.
Article 6
Options and Unit Appreciation Rights
6.1    Grant of Options and UARs. Subject to the terms and provisions of the Plan, Options and UARs may be granted to Participants in such number, and upon such terms and conditions, and at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Units subject to Options and UARs granted to each Participant, subject to the limitations set forth in this Article 6.
6.2    Award Agreement. Each Option and UAR grant shall be evidenced by an Award Agreement that shall specify the terms and conditions of the Option or UAR, including the Exercise Price, the maximum duration of the Option or UAR, the number of Units to which the Option or UAR pertains, the conditions upon which an Option or UAR shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan.
6.3    Exercise Price. Unless a greater Exercise Price is determined by the Committee, except for Substitute Awards, the Exercise Price for each Option and UAR awarded under this Plan shall be equal to one hundred percent (100%) of the Fair Market Value of a Unit on the date the Option or UAR is granted.
6.4    Duration of Options and UARs. Each Option and UAR shall expire at such time as the Committee shall determine at the time of grant (which duration may be extended by the Committee); provided, however, that no Option or UAR shall be exercisable later than the tenth (10th) anniversary date of its grant.
6.5    Vesting of Options and UARs. A grant of Options and UARs shall vest at such times and under such terms and conditions as determined by the Committee including, without limitation, suspension of a Participant’s vesting during all or a portion of a Participant’s leave of absence. The Committee shall have the right to accelerate the vesting of any Option and UAR.
6.6    Exercise of Options and UARS. Options and UARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. Exercises of Options and UARs may be effected only on days and during the hours NYSE is open for regular trading. The Partnership may change or limit the times or days Options and UARs may be exercised. If an Option or UAR expires on a day or at a time when exercises are not permitted, then the Option or UAR, as applicable, may be exercised no later than the immediately preceding date and time that the Option or UAR was exercisable.
An Option or UAR shall be exercised by providing notice to the designated agent selected by the Partnership (if no such agent has been designated, then to the Partnership), in the manner and form determined by the Committee, which notice shall be irrevocable, setting forth the exact number of Units with respect to which the Option or UAR is being exercised and including with such notice payment of the Exercise Price, as applicable. When an Option or UAR has been transferred, the Partnership or its designated agent may require appropriate documentation that the person or persons exercising the Option or UAR, as applicable, if other than the Participant, has the right to exercise the Option or UAR. No Option or UAR may be exercised with respect to a fraction of a Unit.
6.7    Payment. Unless otherwise determined by the Committee, the Exercise Price shall be paid in full at the time of exercise. No Units shall be issued or transferred until full payment has been received or the next business day thereafter, as determined by the Partnership. The Committee may, from time to time, determine or modify the method or methods of exercising Options and UARs or the manner in which the Exercise Price is to be paid. Unless otherwise provided by the Committee in full or in part, to the extent permitted by Applicable Law, payment may be made by any of the following:

(a)    cash or certified or bank check;
(b)    delivery of Units owned by the Participant duly endorsed for transfer to the Partnership, with a Fair Market Value of such Units delivered on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of Units being acquired;
(c)    if the Partnership has designated a stockbroker to act as the Partnership’s agent to process Option or UAR exercises, an Option or UAR may be exercised by issuing an exercise notice together with instructions to such stockbroker irrevocably instructing the stockbroker: (i) to immediately sell (which shall include an exercise notice that becomes effective upon execution of a sale order) a sufficient portion of the Units to be received from the Option or UAR exercise to pay the Exercise Price of the Option or UAR being exercised and the required tax withholding, and (ii) to deliver on the settlement date the portion of the proceeds of the sale equal to the Exercise Price and tax withholding to the Partnership. In the event the stockbroker sells any Units on behalf of a Participant, the stockbroker shall be acting solely as the agent of the Participant, and the Partnership disclaims any responsibility for the actions of the stockbroker in making any such sales. However, if the Participant is an Insider, then the instruction to the stockbroker to sell in the preceding sentence is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act to the extent permitted by law. No Units shall be issued until the settlement date and until the proceeds (equal to the Exercise Price and tax withholding) are paid to the Partnership;
(d)    at any time, the Committee may, in addition to or in lieu of the foregoing, provide that an Option or UAR may be settled by “net exercise,” which shall mean upon exercise of an Option or UAR, the Partnership may fully satisfy its obligation under the Option or UAR by delivering that number of Units found by taking the difference between (i) the Fair Market Value of the Units on the exercise date, multiplied by the number of Options and/or UARs being exercised and (ii) the total Exercise Price of the Options and/or UARs being exercised, and dividing such difference by the Fair Market Value of the Units on the exercise date; or
(e)    any combination of the foregoing methods.
If payment is made by the delivery of Units, the value of the Units delivered shall be equal to the then most recent Fair Market Value of the Units established before the exercise of the Option or UAR. Restricted Units may not be used to pay the Exercise Price. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Partnership or General Partner shall be permitted to pay the Exercise Price of an Option or UAR in any method which would violate Section 13(h) of the Exchange Act.
6.8    Termination of Employment. Unless otherwise provided by the Committee, the following limitations on exercise of Options and UARs shall apply upon Termination of Employment:
(a)    Termination by Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, all outstanding Options and UARs granted to that Participant shall immediately vest as of the date of Termination of Employment and may be exercised, if at all, no more than 12 months from the date of the Termination of Employment, unless the Options or UARs, by their terms, expire earlier.
(b)    Termination for Cause. In the event of the Participant’s Termination of Employment by the Partnership for Cause, all outstanding Options and UARs held by the Participant shall immediately be forfeited to the Partnership and no additional exercise period shall be allowed, regardless of the vested status of the Options and UARs.
(c)    Other Termination of Employment. In the event of the Participant’s Termination of Employment for any reason other than the reasons set forth in (a) or (b), above:
(i)    All outstanding Options and UARs which are vested as of the effective date of Termination of Employment may be exercised, if at all, no more than five (5) years from the date of Termination of Employment if the Participant is eligible to retire, or three (3) months from the date of the Termination of Employment if the Participant is not eligible to retire, as the case may be, unless in either case the Options and UARs, by their terms, expire earlier; and
(ii)    In the event of the death of the Participant after Termination of Employment, this paragraph (c) shall still apply and not paragraph (a), above.
(d)    Options and UARs not Vested at Termination. Except as provided in paragraph (a) above or as otherwise provided by the Committee, all Options and UARs held by the Participant which are not vested on or before the effective date of Termination of Employment shall immediately be forfeited to the Partnership (and the Units subject to such forfeited Options and UARs shall once again become available for issuance under the Plan).
(e)    Other Terms and Conditions. Notwithstanding the foregoing, the Committee may, in its sole discretion, establish different, or waive, terms and conditions pertaining to the effect of Termination of Employment on Options and UARs, whether or not the Options and UARs are outstanding, but no such modification shall shorten the terms of Options and UARs issued prior to such modification or otherwise be materially adverse to the Participant.

6.9    Restrictions on Exercise and Transfer of Options and UARs. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee:
(a)    During the Participant’s lifetime, the Participant’s Options and UARs shall be exercisable only by the Participant or by the Participant’s guardian or legal representative. After the death of the Participant, except as otherwise provided by Article 9, an Option or UAR shall only be exercised by the holder thereof (including, but not limited to, an executor or administrator of a decedent’s estate) or his or her guardian or legal representative.
(b)    No Option or UAR may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated except: (i) in the case of the Participant, only upon the Participant’s death and in accordance with Article 9; and (ii) in the case of any holder after the Participant’s death, only by will or by the laws of descent and distribution; and (iii) pursuant to a domestic relations order. With respect to those Options and UARs, if any, that are permitted to be transferred to another Person, references in the Plan to exercise or payment of the Exercise Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.
Article 7
Restricted Units and Phantom Units
7.1    Grant of Restricted Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Units to Participants in such amounts, subject to the limitations in Article 4, and upon such terms and conditions as the Committee shall determine. In addition to any other terms and conditions imposed by the Committee, vesting of Restricted Units may be conditioned upon the achievement of performance criteria.
7.2    Restricted Unit Agreement. The Committee may require, as a condition to receiving a Restricted Unit Award, that the Participant enter into a Restricted Unit Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Unit Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Unit certificate representing the Restricted Unit, in the resolution approving the Award, or in such other manner as it deems appropriate. If certificates representing the Restricted Units are registered in the name of the Participant, any certificates so issued shall be printed with an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee. Units recorded in book-entry form shall be recorded with a notation referring to the terms, conditions, and restrictions applicable to such Award as determined or authorized in the sole discretion of the Committee. The Committee may require that the unit certificates or book-entry registrations evidencing Restricted Units be held in custody by a designated escrow agent (which may but need not be the Partnership) until the restrictions thereon shall have lapsed, and that the Participant deliver a unit power, endorsed in blank, relating to the Units covered by such Award.
7.3    Transferability. Except as otherwise provided in this Article 7, and subject to any additional terms in the grant thereof, Restricted Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until fully vested other than in accordance with Article 9 or pursuant to a domestic relations order.
7.4    Restrictions. The Restricted Units shall be subject to such vesting terms, including the achievement of performance criteria, as may be determined by the Committee in accordance with Section 3.2. Unless otherwise provided by the Committee, to the extent a Restricted Unit is subject to any condition to vesting, if such condition or conditions are not satisfied by the time the period for achieving such condition has expired, such Restricted Unit shall be forfeited. The Committee may impose such other conditions and/or restrictions on any Restricted Unit granted pursuant to the Plan as it may deem advisable including but not limited to a requirement that Participants pay a stipulated purchase price for each Restricted Unit and/or restrictions under applicable Federal or state securities laws; and may legend the certificate representing a Restricted Unit to give appropriate notice of such restrictions. The Committee may also grant a Restricted Unit without any terms or conditions in the form of a vested Unit Award.
The Partnership shall also have the right to retain the certificates representing Restricted Units in the Partnership’s possession until such time as the Restricted Units are fully vested and all conditions and/or restrictions applicable to such Restricted Units have been satisfied.
7.5    Removal of Restrictions. Except as otherwise provided in this Article 7 or otherwise provided in the grant thereof, Restricted Units covered by each Restricted Unit grant made under the Plan shall become freely transferable by the Participant after completion of all conditions to vesting, if any. However, the Committee, in its sole discretion, but subject to Section 3.2, shall have the right to immediately vest the Restricted Units and waive all or part of the restrictions and conditions with regard to all or part of the Restricted Units held by any Participant at any time.
7.6    Voting Rights and UDRs. Participants holding Restricted Units granted hereunder may exercise full voting rights and, unless otherwise provided in an Award Agreement, shall receive UDRs with respect to such Units. The Committee may require UDRs, other than regular cash UDRs, paid to Participants with respect to Restricted Units be subject to the same restrictions and conditions as the Restricted Units with respect to which they were paid. If any such UDRs are paid in Units, the Units shall automatically be subject to the same restrictions and conditions as the Restricted Units with respect to which they were paid. In addition, with respect to a Restricted Unit, UDRs shall only be paid out to the extent that the Restricted Unit vests. Any cash UDRs and unit UDRs with respect to the Restricted Unit shall be withheld by the Partnership for the Participant’s account, and interest may be credited on the amount of the cash UDR withheld at a rate and subject to such terms as determined by the Committee. The cash UDRs or unit UDRs so withheld by the Committee and attributable to any particular Restricted Unit (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Committee, in common Units having a Fair Market Value equal to the amount of such UDRs, if applicable, upon the release of restrictions on such Restricted Unit and, if such Restricted Unit is forfeited, the Participant shall have no right to such UDRs.
7.7    Termination of Employment Due to Death or Disability. In the event of the Participant’s Termination of Employment by reason of death or Disability, unless otherwise determined by the Committee, all restrictions imposed on an outstanding Restricted Unit held by the Participant shall immediately lapse and the Restricted Unit shall immediately become fully vested as of the date of Termination of Employment.
7.8    Termination of Employment for Other Reasons. Unless otherwise provided by the Committee in accordance with Section 3.2, in the event of the Participant’s Termination of Employment for any reason other than those specifically set forth in Section 7.7 herein, all Restricted Units held by the Participant which are not vested as of the effective date of Termination of Employment immediately shall be forfeited and returned to the Partnership.
7.9    Phantom Units. In lieu of or in addition to Restricted Units, the Committee may grant Phantom Units under such terms and conditions as shall be determined by the Committee in accordance with Section 3.2. Phantom Units shall be subject to the same terms and conditions under this Plan as Restricted Units except as otherwise provided in this Plan or as otherwise provided by the Committee. Except as otherwise provided by the Committee, the award shall be settled and paid out promptly upon vesting (to the extent permitted by or exempt from Section 409A of the Code), and the Participant holding such Phantom Units shall receive, as determined by the Committee, Units (or cash equal to the Fair Market Value of the number of Units as of the date the Award becomes payable) equal to the number of such Phantom Units. Phantom Units shall not be transferable, shall have no voting rights, and, unless otherwise determined by the Committee, shall not receive distributions or DERs (which in any event shall only be paid out to the extent that the Phantom Units vest). Upon a Participant’s Termination of Employment due to death or Disability, the Committee will determine whether there should be any acceleration of vesting.
Article 8
Other Types of Awards
8.1    Performance Awards. Any Participant selected by the Committee may be granted one or more Performance Awards which shall be denominated in a number of Units and which may be linked to any one or more specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
Payment shall be made in a single lump sum as soon as reasonably practicable following the end of the Performance Period, but not later than the fifteenth (15th) day of the third (3rd) month following the end of the applicable Performance Period. At the discretion of the Committee, Participants may be entitled to receive any distributions declared with respect to Units which have been earned in connection with grants of Performance Units which have been earned but not yet distributed to Participants. The Committee may permit or, if it so provides at grant require, a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Units that would otherwise be due to such Participant by virtue of the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral election is required or permitted, the Committee shall establish rules and procedures for such payment deferrals in accordance with Section 409A of the Code.
8.2    Distribution Equivalent Rights.
(a)    Any Participant selected by the Committee may be granted DERs based on distributions on the Units that are subject to any Award, to be credited as of distribution payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such DER shall be converted to cash or additional Units by such formula and at such time and subject to such limitations as may be determined by the Committee, in a matter consistent with the rules of Section 409A of the Code. DERs granted with respect to Options or UARs shall be payable, with respect to pre-exercise periods, regardless of whether such Option or UAR is subsequently exercised. Notwithstanding the foregoing, DERs granted by the Committee hereunder shall only be paid out to the extent that the Award vests.
8.3    Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Partnership, or an Affiliate of the Partnership, of another entity or the assets of another entity. Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A of the Code and other Applicable Laws and exchange rules.
8.4    Other Unit-Based Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with Units or the right to purchase Units or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in Units and which may be linked to any one or more of specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant.
8.5    Term. Except as otherwise provided herein, the term of any Performance Award, DER, Deferred Unit Award, Substitute Award, or Other Unit-Based Award shall be set by the Committee in its discretion.
8.6    Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Performance Award, DER, Deferred Unit Award, Substitute Award, or Other Unit-Based Award; provided, however, that such price shall not be less than the Fair Market Value of a Unit on the date of grant, unless otherwise permitted by Applicable Law.

8.7    Exercise Upon Termination of Employment or Service. A Performance Award, DER, Deferred Unit Award, Substitute Award, or Other Unit-Based Award shall only be exercisable or payable while the Participant is an Employee, Consultant or a Director, as applicable; provided, however, that subject to Section 3.2, the Committee in its sole and absolute discretion may provide that a Performance Award, DER, Deferred Unit Award, Substitute Award, or Other Unit-Based Award may be exercised or paid subsequent to a Termination of Employment without Cause. In the event of the Termination of Employment of a Participant by the Partnership, General Partner or an Affiliate thereof for Cause, all Awards under this Article 8 shall be forfeited by the Participant to the Partnership.
8.8    Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Units or a combination of both, as determined by the Committee.
8.9    Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.
8.10    Nontransferability. Unless otherwise provided by the Committee, all Awards under this Article 8 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than in accordance with Article 9 or pursuant to a domestic relations order.
Article 9
Beneficiary Designation
Notwithstanding Sections 6.9, 7.3, 7.9 and 8.10, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than fifty percent (50%) of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.
Article 10
Employee Matters
10.1    Limitation of Rights in Units. A Participant shall not be deemed for any purpose to be a unitholder of the Partnership with respect to any of the Units subject to an Award, unless and until Units shall have been issued therefor and delivered to the Participant or his agent. Any Unit to be issued pursuant to an Award granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Partnership Agreement.
10.2    Employment Not Guaranteed. Nothing in the Plan shall interfere with or limit in any way the right of the Partnership, the General Partner, or any Affiliate thereof, to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Partnership, the General Partner, or any Affiliate thereof, subject to the terms of any separate employment, consulting agreement, provision of law, partnership agreement, corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Partnership, the General Partner, or any Affiliate thereof.
Article 11
Change in Control
11.1    Vesting Upon Change in Control. For the avoidance of doubt, the Committee may not accelerate the vesting and exercisability (as applicable) of any outstanding Awards, in whole or in part, solely upon the occurrence of a Change in Control except as provided in this Section 11.1 and/or Section 12.5. In the event of a Change in Control after the date of the adoption of the Plan, then:
(a)    to the extent an outstanding Award subject solely to time-based vesting is not assumed or replaced by a comparable Award referencing shares of the capital units or stock of the successor entity or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) which is publicly traded on a national stock exchange or quotation system, as determined by the Committee in its sole discretion, with appropriate adjustments as to the number and kinds of units and the exercise prices, if applicable, then any outstanding Award subject solely to time-based vesting then held by Participants that is unexercisable, unvested or still subject to restrictions or forfeiture shall, in each case as specified by the Committee in the applicable Award Agreement or otherwise, be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change in Control;
(b)    all Awards that vest subject to the achievement of any performance goal, target performance level, or similar performance-related requirement shall, in each case as specified by the Committee in the applicable Award Agreement or otherwise, either (A) be canceled and terminated without any payment or consideration therefor; or (B) automatically vest based on: (1) actual achievement of any applicable performance goals through the date of the Change in Control, as determined by the Committee in its sole discretion; or (2) achievement of target performance levels (or the greater of actual achievement of any applicable performance goals through the date of the Change in Control, as determined by the Committee in its sole discretion, and target performance levels); provided that in the case of vesting based on target performance levels such Awards shall also be prorated based on the portion of the Performance Period elapsed prior to the Change in Control; and, in the case of this clause (B), shall be paid at the earliest time permitted under the terms of the applicable agreement, plan or arrangement that will not trigger a tax or penalty under Section 409A of the Code, as determined by the Committee;
(c)    to the extent that an outstanding Award is vested and/or exercisable at the time of the Change in Control (including under Section 11.1(a), Section 11.1(b) and/or Section 11.2), the Committee may cancel all such outstanding Options or UARs in exchange for a cash payment in an amount equal to the excess, if any, of the Fair Market Value of the Units underlying the unexercised portion of such Option or UAR as of the date of the Change in Control over the Exercise Price of such portion, provided that any Option or UAR with an Exercise Price that equals or exceeds the Fair Market Value of a Unit on the date of such Change in Control shall be cancelled with no payment due the Participant; and
(d)    each outstanding Award that is assumed in connection with a Change in Control, or is otherwise to continue in effect subsequent to the Change in Control, will be appropriately adjusted, immediately after the Change in Control, as to the number and class of securities and other relevant terms in accordance with Section 4.3.
11.2    Termination of Employment Upon Change in Control. Unless the Committee provides otherwise, upon a Participant’s Termination of Employment (i) by the Partnership, the General Partner, any of their Affiliates or the successor or surviving entity without Cause, or (ii) by the Participant for Good Reason (including the Termination of Employment of the Participant if he or she is employed by an Affiliate of the Partnership or an Affiliate of the General Partner at the time the Partnership or General Partner sells or otherwise divests itself of such Affiliate) on or within two (2) years following a Change in Control, all outstanding Awards shall immediately become fully vested and exercisable; provided that Phantom Units shall be settled in accordance with the terms of the grant without regard to the Change in Control unless the Change in Control constitutes a “change in control event” within the meaning of Section 409A of the Code and such Termination of Employment occurs within two (2) years following such Change in Control, in which case the Phantom Units shall be settled and paid out with such Termination of Employment.
Article 12
Amendment, Modification, and Termination
12.1    Amendment, Modification, and Termination of the Plan. At any time and from time to time, the Board may amend, modify, alter, suspend, discontinue or terminate the Plan, in whole or in part; provided, however, that (a) to the extent necessary and desirable to comply with Applicable Law, any regulation, or stock exchange rule, the Partnership shall obtain unitholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) unitholder approval is required for any amendment to the Plan that (i) increases the number of Units available under the Plan (other than any adjustment as provided by Section 4.3), or (ii) permits the Committee to grant Options with an Exercise Price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten (10) years from the date of grant, or (iv) results in a material increase in benefits or a change in eligibility requirements, or (v) changes the granting entity or (vi) changes the type of units.

12.2    Amendment of Awards. Subject to Section 4.3, at any time and from time to time, the Committee may amend the terms of any one or more outstanding Awards, provided that the Award as amended is consistent with the terms of the Plan or if necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, without limitation, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. Notwithstanding any provision in this Plan to the contrary, absent approval of the unitholders of the Partnership, no Option may be amended to reduce the per unit Exercise Price of the units subject to such Option below the per unit exercise price as of the date the Option is granted and, except as permitted by Section 4.3, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per unit Exercise Price.
12.3    Awards Previously Granted. No termination, amendment, or modification of the Plan or any Award (other than Performance Awards) shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that any such modification made for the purpose of complying with Section 409A of the Code may be made by the Partnership without the consent of any Participant.
12.4    Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, except as provided under Section 4.3 and Section 12.1, neither the Committee nor any other person may (i) amend the terms of outstanding Options or UARs to reduce the exercise or grant price of such outstanding Options or UARs; (ii) cancel outstanding Options or UARs in exchange for Options or UARs with an exercise or grant price that is less than the exercise price of the original Options or UARs; or (iii) cancel outstanding Options or UARs with an exercise or grant price above the current Unit price in exchange for cash or other securities. In addition, the Committee may not make a grant of an Option or UAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.
12.5    Cancellation and Termination of Awards. The Committee may, in connection with any merger, consolidation, unit exchange or other transaction entered into by the Partnership in good faith, determine that any outstanding Awards granted under the Plan, whether or not vested, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each Unit subject to such Award a cash payment (or the delivery of units, other securities or a combination of cash, units and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the Fair Market Value of the Units and the purchase price per Unit (if any) under the Award multiplied by the number of Units subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Award will be canceled and terminated without payment therefor.
12.6    Delay in Payment. To the extent required in order to avoid the imposition of any interest and/or additional tax under Section 409A(a)(1)(B) of the Code, any amount that is considered deferred compensation under the Plan or Agreement and that is required to be postponed pursuant to Section 409A of the Code, following the a Participant’s Termination of Employment shall be delayed for six (6) months if a Participant is deemed to be a “specified employee” as defined in Section 409A(a)(2)(i)(B) of the Code; provided that, if the Participant dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of Section 409A of the Code shall be paid to the executor or administrator of the decedent’s estate within 60 days following the date of his death. A “Specified Employee” means any Participant who is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof), as determined by the Partnership in accordance with its uniform policy with respect to all arrangements subject to Section 409A of the Code, based upon the twelve (12) month period ending on each December 31st (such twelve (12) month period is referred to below as the “identification period”). All Participants who are determined to be key employees under Section 416(i) of the Code (without regard to paragraph five (5) thereof) during the identification period shall be treated as Specified Employees for purposes of the Plan during the twelve (12) month period that begins on the first day of the fourth (4th) month following the close of such identification period.
Article 13
Withholding
13.1    Tax Withholding. Unless otherwise provided by the Committee, the Partnership shall deduct or withhold any amount needed to satisfy any foreign, federal, state, or local tax (including but not limited to the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising or as a result of this Plan (“Withholding Taxes”).
13.2    Unit Withholding. Unless otherwise provided by the Committee, upon the exercise of Options, the lapse of restrictions on Restricted Units, the vesting of Phantom Units, the distribution of Performance Awards in the form of Units, or any other taxable event hereunder involving the transfer of Units to a Participant, the Partnership shall withhold Units equal in value, using the Fair Market Value on the date determined by the Partnership to be used to value the Units for tax purposes, to the Withholding Taxes applicable to such transaction.
Any fractional Unit payable to a Participant shall be withheld as additional Federal withholding, or, at the option of the Partnership, paid in cash to the Participant.

Unless otherwise determined by the Committee, when the method of payment for the Exercise Price is from the sale by a stockbroker pursuant to Section 6.8(c), herein, of the Unit acquired through the Option exercise, then the tax withholding shall be satisfied out of the proceeds. For administrative purposes in determining the amount of taxes due, the sale price of such Unit shall be deemed to be the Fair Market Value of the Unit.
If permitted by the Committee, prior to the end of any Performance Period, a Participant may elect to have a greater amount of Units withheld from the distribution of a Performance Award to pay withholding taxes; provided, however, the Committee may prohibit or limit any individual election or all such elections at any time (and further provided that such election to so withhold shall not exceed the maximum statutory tax rate prevailing in the jurisdiction(s) applicable to a participant with respect to the tax potentially due on account of such Performance Award).
Alternatively, or in combination with the foregoing, the Committee may require Withholding Taxes to be paid in cash by the Participant or by the sale of a portion of the Units being distributed in connection with an Award, or by a combination thereof.
The withholding of taxes is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act to the extent permitted by law.
Article 14
Successors
All obligations of the Partnership under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Partnership, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Partnership.
Article 15
General Provisions
15.1    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Units or whether such fractional Units or any rights thereto shall be forfeited or otherwise eliminated.
15.2    Reservation of Units. The Partnership shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of Units as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Awards and shall pay all fees and expenses necessarily incurred by the Partnership in connection therewith.
15.3    Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of The Employee Retirement Income Security Act of 1974 (“ERISA”). With respect to any payments not yet made to a Participant by the Partnership, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Partnership. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Units or payments with respect to Options, UARs and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
15.4    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the unitholders of the Partnership shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of unit options and restricted units other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
15.5    Investment Representations. The Partnership shall be under no obligation to issue any units covered by any Award unless the units to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act or the Participant shall have made such written representations to the Partnership (upon which the Partnership believes it may reasonably rely) as the Partnership may deem necessary or appropriate for purposes of confirming that the issuance of such units will be exempt from the registration requirements of that Securities Act and any applicable state securities laws and otherwise in compliance with all Applicable Law, rules and regulations, including, but not limited to, that the Participant is acquiring the units for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such units.
15.6    Registration. If the Partnership shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any Units issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such Units for exemption from the Securities Act or other applicable statutes, then the Partnership shall take such action at its own expense. The Partnership may require from each recipient of an Award, or each holder of Units acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Partnership and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Partnership may require of any such person that he or she agree that, without the prior written consent of the Partnership or the managing underwriter in any public offering of Units, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any Units during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities. Without limiting the generality of the foregoing provisions of this Section 15.6, if in connection with any underwritten public offering of securities of the Partnership the managing underwriter of such offering requires that the Partnership’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each holder of Units acquired pursuant to the Plan (regardless of whether such person has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Partnership’s directors and officers are required to adhere; and (b) at the request of the Partnership or such managing underwriter, each such person shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Partnership’s directors and officers.
15.7    Placement of Legends, Stop Orders, etc. Each Unit to be issued pursuant to an Award granted under the Plan may bear a reference to any applicable restriction under the Plan, the terms of the Award and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such Unit. All Units or other securities delivered under the Plan shall be subject to such unit transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Units are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates or recorded in connection with book-entry accounts representing the units to make appropriate reference to such restrictions.
15.8    Uncertificated Units. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Units, the transfer of such Units may be effected on a noncertificated basis, to the extent not prohibited by Applicable Law.
15.9    Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to unitholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
15.10    No Requirement for Uniformity. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

15.11    Stand-Alone, Additional, Tandem and Substitute Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan. Awards granted in addition to, in substitution for, or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under the Plan may be granted in lieu of cash compensation, in which the value of Units subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Units minus the value of the cash compensation surrendered. Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under Section 409A.
Article 16
Legal Construction
16.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
16.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
16.3    Requirements of Law. The granting of Awards and the issuance of Units under the Plan shall be subject to Applicable Law and to such approvals by any governmental agencies or national securities exchanges as may be required.
16.4    Errors. At any time the Partnership may correct any error made under the Plan without prejudice to the Partnership. Such corrections may include, among other things, changing or revoking an issuance of an Award.
16.5    Elections and Notices. Notwithstanding anything to the contrary contained in this Plan, all elections and notices of every kind shall be made on forms prepared by the Partnership or the General Counsel, Secretary or Assistant Secretary, or their respective delegates or shall be made in such other manner as permitted or required by the Partnership or the General Counsel, Secretary or Assistant Secretary, or their respective delegates, including but not limited to elections or notices through electronic means, over the Internet or otherwise. An election shall be deemed made when received by the Partnership (or its designated agent, but only in cases where the designated agent has been appointed for the purpose of receiving such election), which may waive any defects in form. The Partnership may limit the time an election may be made in advance of any deadline.
Where any notice or filing required or permitted to be given to the Partnership under the Plan, it shall be delivered to the principal office of the Partnership, directed to the attention of the General Counsel of the Partnership or his or her successor. Such notice shall be deemed given on the date of delivery.
Notice to the Participant shall be deemed given when mailed (or sent by telecopy) to the Participant’s work or home address as shown on the records of the Partnership or, at the option of the Partnership, to the Participant’s e-mail address as shown on the records of the Partnership.
It is the Participant’s responsibility to ensure that the Participant’s addresses are kept up to date on the records of the Partnership. In the case of notices affecting multiple Participants, the notices may be given by general distribution at the Participants’ work locations.
16.6    Governing Law. To the extent not preempted by Federal law, the Plan, and all awards and agreements hereunder, and any and all disputes in connection therewith, shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to conflict or choice of law principles which might otherwise refer the construction, interpretation or enforceability of this Plan to the substantive law of another jurisdiction.
16.7    Venue. The Partnership and the Participant to whom an award under this Plan is granted, for themselves and their successors and assigns, irrevocably submit to the exclusive and sole jurisdiction and venue of the state or federal courts located in Delaware with respect to any and all disputes arising out of or relating to this Plan, the subject matter of this Plan or any awards under this Plan, including but not limited to any disputes arising out of or relating to the interpretation and enforceability of any awards or the terms and conditions of this Plan. To achieve certainty regarding the appropriate forum in which to prosecute and defend actions arising out of or relating to this Plan, and to ensure consistency in application and interpretation of the Governing Law to the Plan, the parties agree that (a) sole and exclusive appropriate venue for any such action shall be an appropriate state or federal court located in Delaware, and no other, (b) all claims with respect to any such action shall be heard and determined exclusively in such Delaware court, and no other, (c) such Delaware court shall have sole and exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating hereto and (d) that the parties waive any and all objections and defenses to bringing any such action before such Delaware court, including but not limited to those relating to lack of personal jurisdiction, improper venue or forum non conveniens.
16.8    409A Compliance. Awards under the Plan may be structured to be exempt from or be subject to Section 409A of the Code. To the extent that Awards granted under the Plan are subject to Section 409A of the Code, the Plan will be construed and administered in a manner that enables the Plan and such Awards to comply with the provisions of Section 409A of the Code. The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. With respect to an Award that constitutes a deferral of compensation subject to Section 409A of the Code: (i) if any amount is payable under such Award upon a termination of service, a termination of service will be treated as having occurred only at such time the Participant has experienced a “separation from service” as such term is defined for purposes of Section 409A of the Code; (ii) if any amount is payable under such Award upon a disability, a disability will be treated as having occurred only at such time the Participant has experienced a “disability” as such term is defined for purposes of Section 409A of the Code; (iii) if any amount is payable under such Award on account of the occurrence of a Change in Control, a Change in Control will be treated as having occurred only at such time a “change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation” has occurred as such terms are defined for purposes of Section 409A of the Code, (iv) if any amount becomes payable under such Award on account of a Participant’s separation from service at such time as the Participant is a “specified employee” within the meaning of Section 409A of the Code, then no payment shall be made, except as permitted under Section 409A of the Code, prior to the first business day after the earlier of (y) the date that is six months after the date of the Participant’s separation from service or (z) the Participant’s death, (v) any right to receive any installment payments under this Plan shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment, and (vi) no amendment to or payment under such Award will be made except and only to the extent permitted under Section 409A of the Code.
    Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Partnership be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
16.9    No Obligation to Notify. The Partnership shall have no duty or obligation to any holder of an Option to advise such holder as to the time or manner of exercising such Option. Furthermore, the Partnership shall have no duty or obligation to warn or otherwise advise such holder of a pending transaction or expiration of an Option or a possible period in which the Option may not be exercised. The Partnership has no duty or obligation to minimize the tax consequences of an Option to the holder of such Option.

Adopted: June 9, 2021